Exhibit 23.4
DeGolyer and MacNaughton
500 | Spring Valley Road
Suite 800 East
Dallas, Texas 75244
March 30, 2010
Magnum Hunter Resources Corporation
777 Post Oak Blvd., Suite 910
Houston, Texas 77056
Ladies and Gentlemen:
We hereby consent to the use of the name DeGolyer and MacNaughton and to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm under the heading “Part I — Item 2. Properties,” “Part I — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Note 10 — Other Information” of the Annual Report on Form 10-K for the year ended December 31, 2009, of Magnum Hunter Resources Corporation (Magnum Hunter) to be filed with the United States Securities and Exchange Commission on or about March 30, 2010 (the Annual Report), including any amendments thereto, and to the inclusion of our third party letter report dated March 28, 2010, containing our opinion on the proved reserves attributable to certain properties owned by Magnum Hunter as of December 31, 2009.
We hereby further consent to the incorporation by reference of the forgoing in Registration Statement (Nos. 333-161937; 333-146782; 333-145735; and 333-132596) on Form S-3 of Magnum Hunter.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716